SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Series Portfolios Trust
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Series Portfolios Trust
Acuitas Small Cap Active ETF

615 East Michigan Street
Milwaukee, WI 53202
July 29, 2026

Thank you for being a valued shareholder of the Acuitas Small Cap Active ETF (the “Fund”).

No action is required on your part, and the enclosed document is purely for informational purposes. We do, however, ask that you review the enclosed Information Statement, which contains information about the re-appointment of an investment Model Portfolio Provider for the Fund. The Fund is a series of Series Portfolios Trust (the “Trust”).

We encourage you to store this document with your investment information for the Fund.

The Board of Trustees of the Trust (the “Board”) unanimously reapproved Diamond Hill Capital Management, LLC (formerly Diamond Hill Capital Management, Inc.) (“Diamond Hill”) as a model portfolio provider for the Fund, which began managing an allocated portion of the Fund’s assets on April 30, 2026. Based on the information provided by Acuitas Investments, LLC, the Fund’s investment adviser, and Diamond Hill, the Board believes the re-appointment is in the best interests of the Fund and its shareholders.

If you have any questions, please call the following toll free number: 1-800-617-0004.

Thank you for your continued business.

Sincerely,

/s/Ryan L. Roell
Ryan L. Roell
President of the Trust

INFORMATION STATEMENT

Series Portfolios Trust
Acuitas Small Cap Active ETF

615 East Michigan Street
Milwaukee, WI 53202

July 29, 2026

This is for your information only. It is not a proxy statement and you are not being asked to vote. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is provided in lieu of a proxy statement to the shareholders of Acuitas Small Cap Active ETF (the “Fund”), a series of Series Portfolios Trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”). The Order permits the Fund to operate in a “manager of managers” structure whereby Acuitas Investments, LLC (“Acuitas” or the “Adviser”), as the Fund’s investment adviser, can appoint and replace both wholly owned and unaffiliated subadvisors, including model portfolio providers, and enter into, amend and terminate subadvisory agreements with such subadvisors, each subject to the Trust’s Board of Trustees’ (the “Board”) approval but without obtaining prior shareholder approval.

The Information Statement provides information regarding Diamond Hill Capital Management, LLC (formerly Diamond Hill Capital Management, Inc.) (“Diamond Hill” or the “Model Portfolio Provider”), a model portfolio provider for the Fund, and the material terms of the new investment subadvisory agreement between the Adviser and Diamond Hill. This Information Statement is being made available via the internet beginning on or about July 29, 2026 to all shareholders of record of the Fund as of July 1, 2026 (the “Record Date”).

Appointment of Diamond Hill as Model Portfolio Provider to the Fund

At a meeting held on April 29-30, 2026 (the “Meeting”), the Board, including its members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved a new investment subadvisory agreement between the Adviser and Diamond Hill with respect to the Fund (the “Subadvisory Agreement”). Diamond Hill began managing an allocated portion of the Fund’s assets on April 30, 2026. Diamond Hill is located at 325 John H. McConnell Blvd, Suite 200, Columbus, OH 43215.

Information Regarding the Adviser
Acuitas, located at 520 Pike Street, Suite 1221, Seattle, WA 98101, serves as the Fund’s investment adviser pursuant to an investment management agreement (“Management Agreement”) dated January 22, 2026.

Subject to the oversight of the Board, the Adviser is responsible for the day-to-day management of the Fund in accordance with the Fund’s investment objective and policies. For the services provided to the Fund by the Adviser, the Fund pays the Adviser a unified management fee, which is calculated daily and paid monthly, at an annual rate of 0.75% of the Fund’s average daily net assets. Under the Management Agreement, the Adviser has agreed to pay all expenses incurred by the Fund except for the unified management fee payable to the Adviser, interest charges on any borrowings, dividends, and other expenses on securities sold short, taxes, brokerage commissions, and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, extraordinary expenses of the Fund and/or the Independent Trustees, and distribution fees and expenses paid by the Trust under any distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

Because the Fund recently commenced operations, the Fund has not paid or accrued any management fees during the last three fiscal years. The Adviser is responsible for paying the Fund’s model portfolio providers for their services to the Fund.

Information Regarding the Model Portfolio Provider

Diamond Hill, 325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215, is an investment adviser registered with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Investment Advisers Act of 1940, as amended (“Advisers Act”) and is a wholly-owned subsidiary of Diamond Hill Investment Group, LLC (formerly Diamond Hill Investment Group, Inc.) (the “Parent”). Diamond Hill registered with the SEC as an investment adviser in 1988 and the Parent incorporated in 1990. Diamond Hill provides investment advisory services to individuals, high net worth individuals, investment companies, pooled investment vehicles, pension and profit-sharing plans, charitable organizations, state or municipal government entities, other investment advisers, insurance companies and corporations or other businesses. Diamond Hill is not an affiliated person of the Adviser.

On December 10, 2025, the Parent, First Eagle Investment Management, LLC (“First Eagle”) and Soar Christopher Holdings, Inc., a wholly-owned subsidiary of First Eagle (“Merger Sub”), entered into an agreement and plan of merger pursuant to which Merger Sub would merge with and into the Parent with the Parent surviving as a wholly-owned subsidiary of First Eagle (the “Transaction”). The Transaction closed on April 22, 2026. The Transaction caused the Parent and Diamond Hill to undergo a change of control, resulting in the automatic termination of the current investment subadvisory agreement between Diamond Hill and Acuitas, on behalf of the Fund.

No officers or Trustees of the Trust are officers, employees, directors, general partners, or shareholders of Diamond Hill. In addition, no Trustee of the Trust has had, directly or indirectly, a material interest, material transaction or material proposed transaction to which Diamond Hill, any parent or subsidiary of Diamond Hill, or any subsidiary of a parent of such entities was or is to be a party.

The name and principal occupation of the principal executive officers of Diamond Hill are listed below. The address of each principal executive officer, as it relates to the person’s position with Diamond Hill is 325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215.

Name	Position(s) with Diamond Hill
Heather Brilliant	Chief Executive Officer and Sole Director
Thomas Edward Line	Chief Financial Officer
Jo Ann Quinif	President and Chief Client Officer

Diamond Hill currently acts as adviser to one other registered investment company with a similar investment objective to that of the Fund. The table below sets forth certain information with respect to the assets of the other registered investment company.

Fund Name	Assets of Investment Company
Diamond Hill Small Cap Fund	$231 million

Material Terms of the Subadvisory Agreement

The Subadvisory Agreement has an initial term of two years from its effective date of April 30, 2026 (unless sooner terminated in accordance with its terms). Thereafter, continuance of the Subadvisory Agreement shall be subject to the specific approval, at least annually, by vote of a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval, and by either an affirmative vote of a majority of the Trustees of the Trust, or a vote of the majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Fund.

Under the terms of the Subadvisory Agreement, subject to the supervision of the Adviser and the Board, Diamond Hill provides Acuitas and Vident Advisory, LLC (d/b/a Vident Asset Management) (“Vident”), the subadvisor responsible for trading portfolio securities for the Fund, with recommended model portfolios with respect to its respective segment of Fund assets.

The Subadvisory Agreement provides that it may be terminated at any time, without payment of any penalty, (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Fund, or by Acuitas, in each case, upon sixty (60) days’ written notice to the Model Portfolio Provider; (ii) by Acuitas upon breach by the Model Portfolio Provider of any representation or warranty contained in the Subadvisory Agreement, which shall not have been cured within twenty (20) days of the Model Portfolio Provider’s receipt of written notice of such breach; (iii) by Acuitas immediately upon written notice to the Model Portfolio Provider if the Model Portfolio Provider becomes unable to discharge its duties and obligations under the Subadvisory Agreement; or (iv) by the Model Portfolio Provider upon ninety (90) days’ written notice to Acuitas and the Board. The Subadvisory Agreement will terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the Management Agreement between Acuitas and the Trust, on behalf of the Fund.

The Subadvisory Agreement provides that neither the Model Portfolio Provider nor any of its directors, officers or employees shall be subject to liability to Acuitas or the Fund or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the Subadvisory Agreement, for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, or as a result of any activities of any other Model Portfolio Provider appointed by Acuitas to provide investment management services to the Fund, provided that nothing in the Subadvisory Agreement shall be construed to protect Diamond Hill or any director, officer or employee of Diamond Hill in the event of Diamond Hill’s material breach of the Subadvisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Subadvisory Agreement. The Subadvisory Agreement provides that Diamond Hill will indemnify and hold harmless the Fund, Acuitas and its affiliates, officers, directors, trustees, and employees (each an “Acuitas Indemnified Party”) from, against, for and in respect of all losses, damages, costs and expenses incurred by an Acuitas Indemnified Party with respect to (i) Model Portfolio Provider’s material breach of the Subadvisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the Subadvisory Agreement, together with all legal and other expenses reasonably incurred by any such Acuitas Indemnified Party in connection with such liability. The Subadvisory Agreement contains similar provisions pursuant to which Acuitas and the Fund are subject to liability and required to indemnify the Model Portfolio Provider.

As compensation for the subadvisory services performed by Diamond Hill, the Adviser pays Diamond Hill a subadvisory fee out of the advisory fee the Adviser receives from the Fund.

Because the Adviser pays the Model Portfolio Provider out of the advisory fee the Adviser receives from the Fund, there is no increase in the subadvisory fee paid by the Fund in connection with the appointment of Diamond Hill as Model Portfolio Provider to the Fund.

In accordance with the terms of the Order, because the Fund recently commenced operations, the aggregate fees paid by the Adviser to the model portfolio providers, including Diamond Hill, for the Fund’s most recent fiscal period was $0, or 0%, of the Fund’s average daily net assets.

Board Consideration of New Investment Subadvisory Agreement for Model Portfolio Delivery

Under Section 15 of the 1940 Act, the Board of the Trust, each of whom have no direct or indirect interest in the investment advisory agreement and who are not “interested persons” of the Trust, as defined in the 1940 Act, must approve any investment advisory agreement for any fund of the Trust.

In this regard, at the Meeting, the Board, each of whom are not “interested persons” of the Trust, considered and unanimously approved the new investment subadvisory agreement for model portfolio delivery between Acuitas and Diamond Hill (the “New Diamond Hill Model Portfolio Delivery Agreement”), with respect to the Fund and for an initial two-year term. At the Meeting, the Board considered the factors and reached the conclusions described below in reselecting Diamond Hill and approving the New Diamond Hill Model Portfolio Delivery Agreement.

In advance of the Meeting, Diamond Hill provided information to the Board in response to requests submitted to it by the Trust’s administrator, on behalf of the Trustees, to facilitate the Board’s evaluation of the terms of the New Diamond Hill Model Portfolio Delivery Agreements. The information furnished by Diamond Hill included materials describing and confirming, among other things that there were no changes to: (i) the nature, extent, and quality of the services to be provided to the Fund by Diamond Hill; (ii) the proposed subadvisory fee payable to Diamond Hill by Acuitas; and (iii) potential “fall-out” benefits Diamond Hill may receive based on its continued relationship with the Fund.

In considering and approving the New Diamond Hill Model Portfolio Delivery Agreement, the Board considered the information it believed relevant, including, but not limited to, the information discussed below. The Board did not identify any particular information or consideration that was all-important or controlling, and each individual Trustee may have attributed different weights to various factors.

The Trustees were assisted in their evaluation of the New Diamond Hill Model Portfolio Delivery Agreement by independent legal counsel, from whom they received separate legal advice and with whom they met separately from Acuitas, Diamond Hill and the Trust’s officers. The following summarizes a number of relevant, but not necessarily all, factors considered by the Board in reaching its determination.

Nature, Extent and Quality of Services

The Trustees considered the nature, extent and quality of services to be provided by Diamond Hill. The Trustees considered the investment teams at Diamond Hill and concluded that Diamond Hill had sufficient quality and depth of personnel, resources, and compliance policies and procedures essential to performing its duties under the New Diamond Hill Model Portfolio Delivery Agreement and that the nature, overall quality and extent of the services to be provided to the Fund were satisfactory and reliable.

Investment Performance

The Trustees noted that the Fund had recently commenced operations and therefore did not have relevant performance history. However, the Trustees considered Acuitas’ skill in assessing the performance and skill of the investment teams at Diamond Hill. In assessing the portfolio management services to be provided by Diamond Hill, the Board considered that Diamond Hill will continue to provide Acuitas and Vident, the subadvisor responsible for trading portfolio securities for the Fund, with recommended model portfolios with respect to its respective segment of Fund assets.

After considering all of the information provided to them, the Trustees concluded that the Fund and its shareholders were likely to benefit if Diamond Hill continues to deliver model portfolios to the Fund.

Fund Expenses, Model Portfolio Provider Fee Rate and Profitability of the Model Portfolio Provider

The Trustees reviewed and considered the subadvisory fees payable by Acuitas to Diamond Hill under the New Diamond Hill Model Portfolio Delivery Agreement. The Trustees considered that the subadvisory fees payable under the New Diamond Hill Model Portfolio Delivery Agreement were identical to the subadvisory fees payable under the prior model portfolio delivery agreement with Diamond Hill. The Trustees also noted that, since Diamond Hill’s fees would be paid by Acuitas, the management fee paid by the Fund would not be directly affected by Diamond Hill’s fees. The Board also considered statements from Acuitas that the Model Portfolio Provider’s fees were negotiated at arm’s length. Consequently, the Trustees concluded that the costs of services to be provided by Diamond Hill and its profitability from its relationship with the Fund were less relevant factors with respect to the Board’s consideration of the New Diamond Hill Model Portfolio Delivery Agreement. Based on all these factors, the Trustees concluded that fees to be paid to Diamond Hill by Acuitas were reasonable in light of the services to be provided under the New Diamond Hill Model Portfolio Delivery Agreement.

Economies of Scale

Because the fees payable to Diamond Hill would not be paid by the Fund, and Acuitas engaged in arm’s length negotiations to establish the fees, the Trustees did not consider whether Diamond Hill’s fees should reflect any potential economies of scale that might be realized as the Fund’s assets increase. They agreed that any benefits from economies of scale realized by Diamond Hill and Acuitas would be reviewed at the next contract renewal.

Other Benefits to the Model Portfolio Provider

The Trustees considered the direct and indirect benefits that could be received by Diamond Hill from its association with the Fund. The Trustees concluded that the benefits that Diamond Hill may receive appear to be reasonable.

Conclusion

After considering the above-described factors and based on its deliberations and its evaluation of the information described above, among other information and factors deemed relevant by the Board, the Board unanimously approved the New Diamond Hill Model Portfolio Delivery Agreement with Diamond Hill for an initial two-year term.

Additional Information

Acuitas, the Fund’s investment adviser, is located at 520 Pike Street, Suite 1221, Seattle, WA 98101. Quasar Distributors, LLC, the Fund’s distributor, is located at 190 Middle Street, Suite 301, Portland, ME 04101. U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, acts as the Administrator to the Fund. U.S. Bank National Association serves as the custodian of the assets of the Fund and is located at 1555 North RiverCenter Drive, Suite 302, Milwaukee, WI 53212.

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of any class of the Fund. A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of the Fund or acknowledges the existence of such control. A control person can have a significant impact on the outcome of a shareholder vote. As of the Record Date, the shareholders indicated below were considered to be either a control person or principal shareholder of any class of the Fund.

Acuitas Small Cap Active ETF

Name and Address	Shares	% Ownership	Type of Ownership
National Financial Services LLC 499 Washington Blvd. Fl 5 Jersey City, NJ 07310-2010	2,665,357	85.98%	Record
Charles Schwab 211 Main Street San Francisco, CA 94105-1905	409,719	13.22%	Record

As of the Record Date, the Trust’s Trustees and officers did not beneficially own any of the outstanding shares of the Fund.

As of the Record Date, there were 3,100,000 shares outstanding.

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of shareholders, although special meetings may be called for the Fund, or for the Trust as a whole, for purposes such as electing or removing Trustees, changing fundamental policies or approving an advisory contract. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received by the Trust at the Trust’s office within a reasonable time before the proxy solicitation is made.

The annual report of the Fund is sent to shareholders of record following the Fund’s fiscal year end. The Fund’s fiscal year end is December 31. When available, the Fund will furnish, without charge, a copy of its annual and semi-annual report to a shareholder upon request. Such requests should be directed to the Fund by visiting the Trust’s website at https://acuitasfunds.com/ or by calling toll free 1-800-617-0004. Copies of the annual and semi-annual report of the Fund will be available on the EDGAR database on the SEC’s internet site at www.sec.gov.

Series Portfolios Trust
Acuitas Small Cap Active ETF

615 East Michigan Street
Milwaukee, WI 53202
Telephone Number: 1-800-617-0004

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 29, 2026

This communication presents an overview of the more complete Information Statement that is available to you on the internet relating to Acuitas Small Cap Active ETF (the “Fund”), a series of Series Portfolios Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a recent Model Portfolio Provider change relating to the Fund. Specifically, the Board of Trustees of the Trust has approved a new investment subadvisory agreement on behalf of the Fund between Acuitas Investments, LLC (“Acuitas”), the Fund’s investment adviser, and Diamond Hill Capital Management, LLC (“Diamond Hill”). Diamond Hill began managing an allocated portion of the Fund’s assets on April 30, 2026. Acuitas continues to serve as the Fund’s investment adviser.

The Trust and Acuitas have received an exemptive order from the U.S. Securities and Exchange Commission that permits the Fund to operate in a “manager of managers” structure whereby Acuitas, as the Fund’s investment adviser, can appoint and replace both wholly owned and unaffiliated subadvisors, including model portfolio providers, and enter into, amend and terminate subadvisory agreements with such subadvisors, each subject to Board approval but without obtaining prior shareholder approval. The order requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The Information Statement will be available on the Fund’s website at www.acuitasfunds.com/acuitas-small-cap-active-etf/ until at least October 27, 2026. You may access and print the full Information Statement by going to the Fund’s website listed above. A paper or email copy of the Information Statement may be obtained, without charge, by calling the following toll free number 1-800-617-0004. This Notice of Internet Availability of Information Statement is being mailed beginning on or about July 29, 2026, to shareholders of record of the Fund as of July 1, 2026.

Householding is a method of delivery in which a single copy of certain shareholder documents are delivered to investors who share the same address and are members of the same family, even if their accounts are registered under different names. The Fund currently households. If you are no longer interested in householding and would like to have each investor at the same address receive individual copies of this notice, please contact your dealer or call 1-800-617-0004.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.